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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Holly H. Pattison U.S. Bank National Association 1350 Euclid Ave. Cleveland OH 44115 (216) 623-5976 (Name, address and telephone number of agent for service)
Quebecor Media Inc. (Issuer with respect to the Securities)
Montreal, Quebec Canada
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
612 Rue St. Jacques Montreal, Quebec Canada	H3C4M8
(Address of Principal Executive Offices)	(Zip Code)

7 3/4% Senior Notes due 2016 (issued 10-5-07)
(Title of the Indenture Securities)

FORM T-1

Item 1.    GENERAL INFORMATION. Furnish the following information as to the Trustee.

  a)
  Name and address of each examining or supervising authority to which it is subject.

        Comptroller of the Currency
        Washington, D.C.

  b)
  Whether it is authorized to exercise corporate trust powers.

        Yes

Item 2.    AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

    None

Items 3-15    Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

  1.
  A copy of the Articles of Association of the Trustee.*

  2.
  A copy of the certificate of authority of the Trustee to commence business.*

  3.
  A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

  4.
  A copy of the existing bylaws of the Trustee.**

  5.
  A copy of each Indenture referred to in Item 4. Not applicable.

  6.
  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

  7.
  Report of Condition of the Trustee as of June 30, 2007 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*
Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**
Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

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SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cleveland, State of Ohio on the 15th of November, 2007.

By:	/s/ HOLLY H. PATTISON Holly H. Pattison Vice President
By:	/s/ ELIZABETH A. THUNING Elizabeth A. Thuning Vice President

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Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: November 15, 2007

By:	/s/ HOLLY H. PATTISON Holly H. Pattison Vice President
By:	/s/ ELIZABETH A. THUNING Elizabeth A. Thuning Vice President

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Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2007

($000's)

6/30/2007
Assets
Cash and Due From Depository Institutions	$6,570,622
Securities	38,972,163
Federal Funds	3,771,433
Loans & Lease Financing Receivables	144,255,624
Fixed Assets	2,389,792
Intangible Assets	12,181,700
Other Assets	12,884,541

Total Assets	$221,025,875

Liabilities
Deposits	$133,727,871
Fed Funds	11,750,444
Treasury Demand Notes	0
Trading Liabilities	241,301
Other Borrowed Money	38,213,977
Acceptances	0
Subordinated Notes and Debentures	7,697,466
Other Liabilities	7,434,860

Total Liabilities	$199,065,919

Equity
Minority Interest in Subsidiaries	$1,537,943
Common and Preferred Stock	18,200
Surplus	12,057,531
Undivided Profits	8,346,282

Total Equity Capital	$21,959,956

Total Liabilities and Equity Capital	$221,025,875

        To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ HOLLY H. PATTISON Holly H. Pattison Vice President

Date: November 15, 2007

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FORM T-1
SIGNATURE
Exhibit 6 CONSENT
Exhibit 7 U.S. Bank National Association Statement of Financial Condition As of 6/30/2007 ($000's)